UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 3, 2026

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SCILEX HOLDING COMPANY
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-39852 (Commission File Number)	92-1062542 (IRS Employer Identification No.)

960 San Antonio Road, Palo Alto, California, 94303
(Address of principal executive offices, including zip code)

(650) 516-4310

Registrant’s telephone number, including area code

N/A
(Former Name or Former Address, if Changed Since Last Report)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

(Title of each class)	(Trading Symbol)	(Name of exchange on which registered)
Common Stock, par value $0.0001 per share	SCLX	The Nasdaq Stock Market LLC
Warrants to purchase one share of common stock, each at an exercise price of $402.50	SCLXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

On July 3, 2026, Scilex Holding Company (“the Company”) and iHolding Group LLP, a private investment group headquartered in Almaty, Republic of Kazakhstan (“iHolding”), entered into a binding term sheet (the “Term Sheet”).

The Term Sheet contemplates that iHolding will purchase $100,000,000 (the “Proposed Investment”) of newly issued shares of Company common stock, par value $0.0001 per share (the “Company Common Stock”). The purchase price for such shares is expected to be $15.00 per share, which would represent approximately 6,666,667 shares.

The Proposed Investment remains subject to completion of customary due diligence, the parties’ negotiation and execution of definitive agreements (the “Definitive Agreements”), board approvals, and other customary closing conditions, including receipt of the approval of the Company’s stockholders and any required regulatory approvals.

There can be no assurance that the Definitive Agreements and any other transaction documents necessary to consummate the Proposed Investment will be entered into, or that the Proposed Investment will be consummated on the terms described herein or at all. The consummation of the Proposed Investment is subject to numerous factors, many of which are outside the control of the Company, including market conditions, regulatory approvals, the actions of third parties, and the ability of the parties to negotiate and execute the Definitive Agreements. The Term Sheet reflects terms that remain subject to further negotiation, modification and/or approval by the applicable boards of directors and may be terminated by the parties. Any such termination, or a failure by the parties to agree on the Definitive Agreements, could result in disputes or litigation relating to the interpretation, enforceability and/or performance of the provisions of the Term Sheet, which could be costly and/or time-consuming, divert management attention and/or otherwise adversely affect the financial condition or liquidity of the Company, including its ability to pursue or defend such claims. Accordingly, investors should not place undue reliance on the consummation of the Proposed Investment or the ability of the Company and iHolding to consummate the Proposed Investment.

The foregoing description of the Term Sheet does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Sheet, a copy of which the Company will file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending June 30, 2026 or by an amendment to this Current Report on Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities.

The information provided in Item 1.01 regarding the Term Sheet and the potential issuance of shares of Company Common Stock is hereby incorporated by reference.

It has not yet been determined whether the shares of Company Common Stock that may be issued in the Proposed Investment will be issued in a private placement. If such shares are issued in a private placement, the Company expects that (i) such shares would be issued to iHolding in a transaction exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) thereof and Rule 506 of Regulation D (or other applicable exemption) thereunder and (ii) iHolding will represent that it is an “accredited investor,” as defined in Regulation D, and will acquire such shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Neither this Current Report on Form 8-K nor the Term Sheet is an offer to sell or the solicitation of an offer to buy shares of Company Common Stock or any other securities of the Company.

Item 7.01. Regulation FD Disclosure.

On July 6, 2026, the Company issued a press release announcing the execution of the Term Sheet. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing by the Company, under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release dated July 6, 2026.
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCILEX HOLDING COMPANY

	By:	/s/ Henry Ji, Ph.D.
	Name:	Henry Ji, Ph.D.
Date: July 6, 2026	Title:	Chief Executive Officer & President